Exhibit 99.1

                             FOR IMMEDIATE RELEASE

        Media Contact:                    Investor Contacts:
        Mary Ellen Keating                Larry Zilavy
        Senior Vice President             Executive Vice President
        Corporate Communications          Corporate Finance & Strategic Planning
        Barnes & Noble, Inc.              Barnes & Noble, Inc.
        (212) 633-3323                    (212) 633-3336

                                                  and

                                          Joseph J. Lombardi
                                          Chief Financial Officer
                                          Barnes & Noble, Inc.
                                          (212) 633-3215


            BARNES & NOBLE ANNOUNCES SALE OF SHARES TO GAMESTOP AND
                BOARD OF DIRECTORS AUTHORIZES GAMESTOP SPIN-OFF

                             2004 GUIDANCE UPDATED

New York, NY (October 4, 2004)--Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today announced that GameStop Corp. has purchased approximately 6.1 million shares of Barnes & Noble's Class B common stock in GameStop for a total purchase price of approximately $111.5 million, consisting of $37.5 million in cash and a promissory note in the principal amount of approximately $74.0 million. The note is payable in installments over three years and bears an interest rate of 5.5% per annum. The sale has reduced Barnes & Noble's economic ownership interest in GameStop from 64% to 59%. Barnes & Noble's independent directors approved the transaction.

At the same time and as part of an overall plan of complete disposition of its stockholdings in GameStop, Barnes & Noble's Board of Directors authorized the company to distribute the remaining 29.9 million Class B shares in GameStop to Barnes & Noble stockholders and has set the close of regular trading on November 2, 2004 as the record date for the distribution, which will occur on November 12, 2004. This distribution is intended to qualify as a tax-free dividend. The Class B shares will retain their super voting power of 10 votes per share and will be separately listed on the New York Stock Exchange under the symbol GME.B.

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Barnes & Noble, Inc.                                                      Page 2
October 4, 2004

Based on the number of shares of Barnes & Noble stock currently outstanding, the company estimates that each share of Barnes & Noble stock will receive approximately .43 shares of GameStop Class B common stock in the distribution. The actual ratio will be determined based on the number of shares of Barnes & Noble stock outstanding on the record date. Cash will be paid in lieu of fractional shares.

"By all measures, Barnes & Noble's acquisition of GameStop has been a huge success," said Leonard Riggio, chairman of Barnes & Noble, Inc. "Though both companies are doing extremely well and are each industry leaders, we believe they will be more valuable trading separately than together."

Mr. Riggio went on to say that Barnes & Noble's approximate $400 million investment in GameStop has turned out to be worth over $850 million, of which about $360 million has been returned as cash to the company and over $500 million will be distributed to shareholders through the spin-off.

As a result of this transaction, the company has updated guidance to reflect both GameStop's change in their guidance as well as Barnes &Noble's earnings decrease expected as a result of the divestiture of ownership of GameStop. See the attached table, which reflects revised guidance for the video game operating segment for the remainder of the year.

In accordance with the terms of the company's $500 million revolving credit agreement, the facility has been reduced to $400 million as a result of the transaction. The company projects minimal usage under the credit facility for the remainder of the year and does not anticipate any need to increase the credit facility for the foreseeable future.

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Barnes & Noble, Inc.                                                      Page 3
October 4, 2004

                                            Revised                 Previous
THIRD QUARTER EPS                       2004 Guidance(a)        2004 Guidance(a)
-----------------                       ----------------        ----------------
                                          Low     High           Low      High
                                        ------  --------        -------  -------
Barnes & Noble Bookstores               $ 0.08   $ 0.10         $ 0.08   $ 0.10
Barnes & Noble.com                       (0.09)   (0.08)         (0.09)   (0.08)
                                        ------  -------         ------   ------
  Total Book Operating Segment           (0.01)    0.02          (0.01)    0.02
  Total Video Game Operating
   Segment (b)                            0.08     0.09           0.10     0.11
                                        ------  -------         ------   ------
  Consolidated                          $ 0.07   $ 0.11         $ 0.09   $ 0.13
                                        ======  =======         ======   ======

                                            Revised                 Previous
FOURTH QUARTER EPS                      2004 Guidance(a)        2004 Guidance(a)
------------------                      ----------------        ----------------
                                          Low     High           Low      High
                                        ------  --------        -------  -------
Barnes & Noble Bookstores               $ 1.54   $ 1.58         $ 1.54   $ 1.58
Barnes & Noble.com                       (0.03)   (0.02)         (0.03)   (0.02)
                                        ------  -------         ------   ------
  Total Book Operating Segment            1.51     1.56           1.51     1.56
  Total Video Game Operating
   Segment (b)                               -        -           0.36     0.38
                                        ------  -------         ------   ------
  Consolidated                          $ 1.51   $ 1.56         $ 1.87   $ 1.94
                                        ======  =======         ======   ======

                                            Revised                 Previous
FULL YEAR EPS                           2004 Guidance(c)        2004 Guidance(c)
-------------                           ----------------        ----------------
                                          Low     High           Low      High
                                        ------  --------        -------  -------
Barnes & Noble Bookstores               $ 2.06   $ 2.10         $ 2.06   $ 2.10
Barnes & Noble.com                       (0.28)   (0.26)         (0.28)   (0.26)
                                        ------  -------         ------   ------
  Total Book Operating Segment            1.78     1.84           1.78     1.84
  Total Video Game Operating
   Segment (b)                            0.18     0.20           0.56     0.58
                                        ------  -------         ------   ------
  Consolidated before
   debt redemption                        1.96     2.04           2.34     2.42
  Debt redemption charge                 (0.11)   (0.11)         (0.11)   (0.11)
                                        ------  -------         ------   ------
  Consolidated GAAP EPS                 $ 1.85   $ 1.93         $ 2.23   $ 2.31
                                        ======  =======         ======   ======

(a)  Based on a weighted average share count of approximately 72 million.

(b) Revised guidance is based on the effective ownership percentages of approximately 59%, 0% and 46% for the third quarter, the fourth quarter and the full year, respectively. Previous guidance was based on the effective ownership percentage of approximately 63% for all periods presented.

(c)  Based on a weighted average share count of approximately 75 million.


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Barnes & Noble, Inc.                                                      Page 4
October 4, 2004

ABOUT BARNES & NOBLE, INC.
Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 840 bookstores in 49 states. For the third year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by Harris Interactive(R). Barnes & Noble conducts its e-commerce business through Barnes & Noble.com (www.bn.com), which is ranked fifth in traffic among retailers with their own Web site, according to Media Metrix, and the number-one brand among e-commerce companies, according to the latest EquiTrend survey. In addition to its retail operations, Barnes & Noble is one of the largest book publishers in the world. Its subsidiary, Sterling Publishing, publishes over 1,300 new titles a year and has an active list of over 6,000 titles.

General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site:
http://www.barnesandnobleinc.com/financials.

SAFE HARBOR
This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

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